UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 25, 2016

Meta Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22140	42-1406262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5501 South Broadband Lane, Sioux Falls, South Dakota 57108
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (605) 782-1767

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 25, 2016, Meta Financial Group, Inc.’s bank subsidiary, MetaBank, entered into agreements with certain H&R Block entities (“H&R Block”) to provide funding capacity for up to $1.45 billion, retaining up to $750 million, of interest-free Refund Advance loans for H&R Block tax preparation customers during the 2017 tax season. Under the agreements, Specialty Consumer Services, LP (“SCS”), will provide technology, software, and underwriting support services and BofI Federal Bank, a federal savings bank (“BofI”), will purchase up to $700 million of the Refund Advance loans originated by MetaBank and will perform certain disbursement and repayment services.

The Refund Advance loans will be offered in varying amounts, based on eligibility as ultimately determined by MetaBank.  MetaBank will receive loan origination fees from H&R Block based on volume and customer type and expects to receive approximately $32 to $36 on average for each funded loan retained by MetaBank and not sold to BofI.  The loan origination fees are intended to cover expected loan losses and payments to capital providers, among other items.  In addition, MetaBank has been provided with limited guaranties up to $39 million, subject to specified thresholds. The Company expects that only an immaterial amount of the guaranties will be called upon under anticipated loss scenarios.

A copy of the press release announcing the agreements described above is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward Looking Statements

Meta Financial Group, Inc. (“the Company”) and MetaBank may from time to time make written or oral “forward-looking statements,” including statements contained in this Current Report on Form 8-K, the Company’s other filings with the Securities and Exchange Commission (“SEC”), the Company’s reports to stockholders, and in other communications by the Company and MetaBank, which are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future,” or the negative of those terms, or other words of similar meaning. You should carefully read statements that contain these words because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements include statements with respect to the Company’s beliefs, expectations, estimates, and intentions that are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company’s control. Such statements address, among others, the statements regarding the potential benefits of the agreements with H&R Block to provide funding capacity for up to $1.45 billion, retaining up to $750 million, of interest-free Refund Advance loans for H&R Block tax preparation customers during the 2017 tax season.  The foregoing list of factors is not exclusive. Additional discussions of factors affecting the Company’s business and prospects are reflected under the headings “Risk Factors” and in other sections of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015, and other filings made with the SEC. The Company expressly disclaims any intent or obligation to update any forward-looking statement, whether written or oral, that may be made, from time to time, by or on behalf of the Company or its subsidiaries.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release of Meta Financial Group, Inc. dated October 26, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

META FINANCIAL GROUP, INC.

By:	/s/ Glen W. Herrick
Glen W. Herrick
Executive Vice President, Chief Financial
Officer and Secretary

Date:  October 26, 2016